THIRD AMENDMENT TO THE
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT, to the Amended and Restated Fund Accounting Servicing Agreement (this “Amendment”), dated November 4, 2020, is made and entered into by and between BROWN ADVISORY FUNDS, a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

    WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Accounting Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend Exhibit A of the Agreement; and

WHEREAS, the parties desire to amend the fee schedule in Exhibit B of the Agreement; and

WHEREAS, the parties desire to update the term in Section 15 of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

    NOW, THEREFORE, the parties agree to amend the Agreement as following:

1.Effective October 1, 2020, Exhibit A and Exhibit B of the Custody Agreement are hereby superseded and replaced with Exhibit A and Exhibit B attached hereto.
2.Section 15 will be replaced with the following Section 15:

•Term of Agreement; Amendment
This Agreement shall become effective as of October 1, 2020 and will continue in effect for a period of four (4) years (the “Initial Term”). This Agreement may be terminated by either party at any time upon giving at least 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Subsequent to the end of the Initial Term, this Agreement shall continue until one party terminates this Agreement by giving 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees. For the avoidance of doubt, the Trust may at any time upon written instruction to USBFS elect to cease receiving any one or more services described in Exhibit B with regard to any or all Funds (other than the Fund Administration, Fund Accounting, Transfer Agent Services associated with the Annual Fees for the Brown Advisory Funds

Complex, which may be discontinued only in conjunction with termination of this Agreement or amendment of Exhibit A).

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BROWN ADVISORY FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Paul Chew	By:	/s/ Anita Zagrodnik 11/9/2020
Name: Paul Chew		Name: Anita Zagrodnik
Title: President		Title: Senior Vice President

Third Amended Exhibit A
to the
Fund Accounting Servicing Agreement

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Total Return Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund

Exhibit B
Fund Accounting Servicing Agreement – Brown Advisory Funds
Fee Schedule at October 1, 2020

Fees on Complex Assets, includes PFO, Secretary Responsibilitiesi

Fund Administration, Fund Accounting, Transfer Agent Services

Annual Fees for the Brown Advisory Funds Complex

[ ] basis points on the first $[ ] in assets
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on all assets over $[ ]

Subject to annual minimums of $[ ] (add $[ ] for additional sub-advisors beyond the first advisor or sub-advisor) per fund for all funds with [ ] share classes and $[ ] (add $[ ] for additional sub-advisors beyond the first advisor or sub-advisor) per fund for all funds with less than [ ] share classes. Add $[ ] for additional classes after [ ] classes and Controlled Foreign Corporation (CFC). The total minimum fee amount is applied in aggregate to the entire fund complex.

All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.

Chief Compliance Officer Support Fee (Fund Complex)

$[ ] /year Transfer Agent
$[ ] /year Fund Accounting
$[ ] /year Fund Administration

Fund Accounting

Services included in Annual Fee per Fund
•Please see agreement for details.

Services Not included in Annual Fee per Fund

Pricing Services**
•$[ ] - Domestic Equities, Options, ADRs, Mutual Funds, ETFs, Foreign Equities, Currency Rates, Forwards, Futures, Total Return Swaps
•$[ ] - Domestic Corporate/Domestic Convertibles/Domestic Gov’t/Domestic Agency Bonds
•$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Foreign Convertible/Foreign Gov’t/Foreign Agency
Bonds, Asset Backed Securities, Mortgage Backed Securities, High Yield
•$[ ] - Bank Loans
•$[ ] - Credit Default Swaps
•$[ ] - Swaptions, Index Swaps
•$[ ] – Intraday money market funds pricing, up to [ ] times per day
•$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Bullet Swaps
•$[ ] /Month Manual Security Pricing (>[ ]/day)
•

Exhibit B (continued)
Fund Accounting Servicing Agreement – Brown Advisory Funds

Corporate Action & Factor Services (security paydown)
•$[ ] per Foreign Equity Security per Month for Corporate Action Service
•$[ ] per Domestic Equity Security per Month for Corporate Action Service
•$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

**Per security per fund per pricing day.

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing and customized reporting.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added for other services and unique fund structures such as Master/Feeder funds.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements), provided that USBFS shall inform the Trust as far in advance as reasonably practicable regarding any such planned or actual additional fees.

i This Exhibit B includes is a combined fee schedule that will cover all services provided by USBFS to the Trust pursuant to the Fund Administration Agreement, the Fund Accounting Agreement, and the TA Agreement. In addition, Exhibit B includes additional Fund Accounting services, which will only be billed if the services are provided by USBFS to the Trust (or one or more Funds). For the avoidance of doubt, where services and fees appear in more than one agreement, they are reproduced only for convenience and will only be charged once to the extent the Funds utilize the associated services. For example, the Fund Administration, Fund Accounting, Transfer Agent Services fee schedule covers all three services, and the associated fees will be paid only once across the entire Fund complex, not three times